EXHIBIT 10.4

SYSCO CORPORATION
2018 OMNIBUS INCENTIVE PLAN

2022 RESTRICTED STOCK AWARD AGREEMENT

SHARE UNITS

    This Restricted Stock Award Agreement (“Agreement”) was made and entered into as of November 18, 2022 (“Date of Grant”), by and between Sysco Corporation, a Delaware corporation (hereinafter “Sysco”), and ____________, a director of Sysco (hereinafter “Director”).

W I T N E S S E T H:

    WHEREAS, the Board of Directors of Sysco has adopted, and Sysco’s stockholders have approved, the Sysco Corporation 2018 Omnibus Incentive Plan (the “Plan”), the purpose of which, among other things, is to promote the interests of Sysco and its stockholders by enhancing Sysco’s ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in Sysco through the ownership of common stock, $1.00 par value, of Sysco (“Common Stock”); and

    WHEREAS, the Board of Directors of Sysco has adopted the Sysco Corporation 2009 Board of Directors Stock Deferral Plan (the “Stock Deferral Plan”), the purpose of which is to provide its non-employee directors the opportunity to defer receipt of stock that would otherwise be transferred to them during their service on the Board of Directors of Sysco Corporation under the Plan in order to allow them to participate in the long-term success of Sysco and to promote a greater alignment of interests between the non-employee directors and the shareholders;

    WHEREAS, the Plan provides that non-employee directors may receive awards of restricted shares of Sysco Common Stock and may defer the receipt of such shares under the Stock Deferral Plan; and

    WHEREAS, Director desires to continue to serve on the Board of Directors of Sysco and to accept an award of restricted stock in accordance with the terms and provisions of the Plan and this Agreement;

    NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.    GRANT OF RESTRICTED SHARES; CONVERSION TO SHARE UNITS; VESTING

    (a)    Grant of Restricted Shares. Sysco, as authorized by the Board of Directors, hereby grants to Director [full amount of grant] shares of restricted Common Stock pursuant to the provisions of the Plan.

    (b)    Exchange for Share Units. Pursuant to Director’s Restricted Share Deferral Election (as defined in the Stock Deferral Plan), Director elected to defer receipt of 100% of the shares of restricted Common Stock granted during calendar year 2022. As a result, [X,XXX] shares of restricted Common Stock (the “Exchanged Shares”) granted to Director pursuant to paragraph 1(a) of this Agreement are hereby exchanged for Share Units (as defined in the Stock Deferral Plan) under the Stock Deferral Plan and the Director shall have no rights to receive the Exchanged Shares. The Director’s rights with respect to the Share Units received in exchange for the Exchanged Shares, as well as the terms and conditions of the Share Units, are those as described in the Stock Deferral Plan; provided, however, vesting of the Share Units and the rights to the Share Units upon Director’s Cessation of Service on the Board shall be determined under Section 1(c) and Section 2 of this Agreement, as applicable.

    (c)    Vesting. The Share Units received in exchange for the Exchanged Shares shall be subject to vesting as follows:

(i)    One-hundred percent (100%) of the Share Units received in exchange for the Exchanged Shares shall vest on the first anniversary of the Date of Grant.

(ii)    Any unvested portion of the Share Units received in exchange for the Exchanged Shares shall vest upon the occurrence of a Change in Control. For purposes of this Agreement, “Change in Control” means that a person or persons who are acting together for the purpose of acquiring an equity interest in Sysco acquire beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding Common Stock.

    2.    CESSATION OF SERVICE.

    Except as set forth below and unless otherwise determined by the Board, if Director ceases to be a Non-Employee Director (as defined in the Plan) prior to the vesting of any portion of the Share Units received in exchange for the Exchanged Shares then Director shall forfeit the portion of the Share Units received in exchange for the Exchanged Shares which is not vested on the date he ceases to be a Non-Employee Director; provided, however, that unless otherwise determined by the Board, if (a) Director serves out his or her term but does not stand for re-election at the end thereof, or (b) Director shall retire from service on the Board (for reasons other than death) prior to the expiration of his or her term and on or after the date he or she attains age 71, Director’s Share Units received in exchange for the Exchanged Shares shall remain in effect and vest, as if Director had remained a Non-Employee Director of Sysco. Upon the death of Director, any unvested portion of the Share Units received in exchange for the Exchanged Shares shall vest.

3.    ADJUSTMENT TO AWARD IN CERTAIN EVENTS.

    In the event of a change in the capitalization of Sysco due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the Share Units subject to this Agreement shall be adjusted to reflect such change pursuant to the Plan.

4.    NO SHAREHOLDER RIGHTS; DIVIDEND EQUIVALENTS. Director shall have no rights and privileges of a shareholder with respect to shares of Common

Stock underlying the Share Units, including voting or dividend rights, until certificates for shares have been issued upon payment of vested Share Units. Cash dividends paid on shares underlying the Share Units shall be converted to additional Share Units as described in the Stock Deferral Plan. Such additional Share Units shall be subject to vesting and forfeiture to the same extent as the underlying Share Units and shall be paid at the same time as the underlying Share Units are paid pursuant to the Stock Deferral Plan.

5.    WITHHOLDING.

    If and to the extent required by applicable law, distributions under the Plan are subject to withholding of all applicable taxes, and Sysco may condition the delivery of any shares or other Plan benefits on satisfaction of the applicable withholding obligations. Sysco, in its discretion, may either: (a) require Director to pay to Sysco an amount sufficient to satisfy any local, state, Federal and foreign income tax, employment tax and insurance withholding requirements prior to the delivery of any payment or stock owing to Director pursuant to the Restricted Stock Award; or, in its discretion, (b) permit Director to surrender shares of Common Stock which Director already owns, or reduces the number of shares to be delivered to Director by that number of shares of the Restricted Stock Award, in each case in an amount sufficient to satisfy all or a portion of such tax or other withholding requirements, but only to the extent of the minimum amount required to be withheld under applicable law. Any such shares of Common Stock surrendered or otherwise tendered shall be valued at the Fair Market Value thereof, as defined in the Plan.

6.    REGULATORY AUTHORITY.

    Notwithstanding any other provision of this Agreement to the contrary, Director agrees that Sysco shall not be obligated to deliver any shares of Common Stock, if counsel to Sysco determines such delivery would violate any law or regulation of any governmental authority or agreement between Sysco and any national securities exchange upon which the Common Stock is listed.

7.    PLAN CONTROLS.

    The Share Units are subject to the terms of the Plan and the Stock Deferral Plan, which are incorporated herein by this reference. In the event of a conflict between the terms of this Agreement and the Plan or the Deferral Plan, the Plan or the Deferral Plan, as applicable, shall be the controlling document.

8.    RESTRICTION ON TRANSFER; UNFUNDED ARRANGEMENT.

    The Share Units may not be sold, pledged, assigned, transferred, or encumbered. Any attempt to sell, pledge, assign, transfer, encumber or otherwise dispose of the Share Units contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the shares, shall be null, void and without effect. The Share Units are an unfunded arrangement, and Director shall have no rights with respect to the Share Units other than those of a general creditor of Sysco.

9.    SECTION 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code, consistent with Section 5.12 of the Plan.

10.     DATA PRIVACY.

To the extent that consent is required, Director hereby consents to the collection, use and transfer, in electronic or other form, of Director’s personal data as described in this Agreement and any other materials by and among the

Company and for the purpose of implementing, administering and managing Director’s participation in the Plan.

Director understands that the Company and any Affiliated Companies may hold certain personal information about Director, including but not limited to his or her name, home address, email address, telephone number, date of birth, social security number, passport number or other identification number, salary, nationality, any shares of Stock or directorships held in the Company and details of all Awards or any other entitlements to shares of Stock awarded, cancelled, vested, unvested, or outstanding in Director’s favor (“Data”), for the purpose of implementing, administering or managing the Plan. Certain Data may also constitute “sensitive personal data” within the meaning of applicable local law. Such Data includes, but is not limited to, the information provided above and any changes thereto and other appropriate personal and financial data about Director. Director hereby provides explicit consent to the Company, the Employer and any Affiliated Companies to process any such Data to the extent it is necessary for the purposes of implementing, administering and managing Director’s participation in the Plan.

Director understands that Data will be transferred, for the purposes of implementing, administering and managing Director’s participation in the Plan, to such equity plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Director understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have data privacy laws and protections which provide standards of protection that are different to, or lower than, the standards provided by the data privacy laws in Director’s country. Director understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator of the Company. Director authorizes the Company, the Company’s equity service plan provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Director understands that Data will be held only as long as is necessary to implement, administer and manage Director’s participation in the Plan. Further, Director understands that he or she is providing the consents herein on a purely voluntary basis. If Director does not consent, or if Director later seeks to revoke his or her consent, his or her status with the Company will not be affected; the only consequence of refusing or withdrawing Director’s consent is that the Company would not be able to grant Director Awards or other equity awards or administer or maintain such awards. Therefore, Director understands that refusing or withdrawing his or her consent may affect Director’s ability to participate in the Plan.

Finally, Director understands that the Company may rely on a different legal basis for the processing and/or transfer of Data in the future and/or request Director to provide an executed acknowledgment or data privacy consent form (or any other acknowledgments, agreements or consents) to the Company that the Company may deem necessary to obtain under the data privacy laws in Director’s country, either now or in the future. Director understands that he or she will not be able to participate in the Plan if he or she fails to execute any such acknowledgment, agreement or consent requested by the Company.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Sysco Corporation

By:     Kevin P. Hourican
President and Chief Executive Officer

DIRECTOR:

Name:

Appendix A

2022 RESTRICTED STOCK AWARD AGREEMENT

Terms and Conditions
This Appendix includes additional terms and conditions that govern the Award granted to the Director under the Plan if the Director resides and/or works in one of the countries listed below. If the Director is a citizen or resident of a country other than the one in which the Director is currently residing and/or working, is considered a resident of another country for local law purposes or if the Director transfers employment and/or residency between countries after the Date of Grant, the Company will, in its discretion, determine the extent to which the terms and conditions herein will be applicable to the Director.
Certain capitalized terms used but not defined in this Appendix have the same meanings set forth in the Plan and/or the Agreement, as applicable.

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / UNITED KINGDOM (“UK”)

Terms and Conditions

Data Privacy

If the Director resides and/or is employed in the EU/EEA/UK, Section 10 of the Agreement shall be replaced with the following:

The Company, being the applicable data controller, is located at 1390 Enclave Parkway, Houston, Texas 77077, USA and issues Awards under the Plan in its sole discretion. The Director should review the following information about the Company’s data processing practices.

(a)Data Collection and Usage. Pursuant to applicable data protection laws, the Director is hereby notified that the Company collects, processes and uses certain personally-identifiable information about the Director for the legitimate interest of implementing, administering and managing the Plan and generally administering equity awards; specifically, including the Director’s name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Stock or directorships held in the Company, and details of all Awards or any entitlement to shares of Stock awarded, canceled, exercised, vested, or outstanding in the Director’s favor, which the Company receives from the Director or the Employer. In granting the Awards under the Plan, the Company will collect the Director’s personal data for purposes of allocating shares of Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of the Director’s personal data is that it is necessary for the performance of the Company’s contractual obligations under the Plan and performance of the Agreement. The Director’s refusal to provide personal data would make it impossible for the Company to perform its contractual obligations and may affect the Director’s ability to participate in the Plan. As such, by participating in the Plan, the Director voluntarily acknowledges the collection, use, processing and transfer of the Director’s personal data as described herein. The Company shall implement appropriate technical and organizational security measures to protect the Director’s personal data.

(b)Stock Plan Administration Service Provider. The Company transfers participant data to Fidelity Stock Plan Services LLC an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. The Company shall ensure that this, and any subsequent, administrator contractually agree to comply with legally required data protection obligations to protect the Director’s personal data. In the future, the Company may select a different service provider and share the Director’s data with another company that serves in a similar manner. The Company’s service provider will open an account for the Director to receive and trade shares of Stock. The Director will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Director’s ability to participate in the Plan.

(c)International Data Transfers. The Company and its service providers are based in the United States. The Company can only meet its contractual obligations to the Director if the Director’s personal data is transferred to the United States. The Company’s legal basis for the transfer of the Director’s personal data to the United States is the performance of contractual obligations to the Director and it shall use the standard data protection clauses adopted by the EU Commission.

(d)Data Retention. The Company will use the Director’s personal data only as long as is necessary to implement, administer and manage the Director’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Director’s personal data, the Company will remove it from its systems. If the Company keeps the Director’s data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations.

(e)Data Subject Rights. The Director may have a number of rights under data privacy laws in the Director’s country of residence. For example, the Director’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Director’s country, and/or (vi) request a list with the names and addresses of all recipients of the Director’s personal data. To receive clarification regarding the Director’s rights or to exercise the Director’s rights, the Director should contact his or her local human resources department.